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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): JULY 16, 1996

                          APPLIED DIGITAL ACCESS, INC.
             (Exact name of registrant as specified in its charter)

          CALIFORNIA                  000-23698                  68-0132939
(State of other jurisdiction         (Commission              (I.R.S. Employer
       of incorporation)             File Number)            Identification No.)

9855 SCRANTON ROAD,  SAN DIEGO, CALIFORNIA                              92121
 (Address of principal executive offices)                             (zip code)

       Registrant's telephone number, including area code: (619) 623-2200


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Item 2.     Acquisition or Disposition of Assets

         a) On July 16, 1996, Applied Digital Access, Inc. (the "Company"), acquired certain assets of MPR Teltech Ltd., ("MPR Teltech"), a subsidiary of BC TELECOM, Inc. The assets acquired were part of MPR Teltech's operating unit commonly known as the Special Services Network division ("SSN"). The Company and its Canadian subsidiary, Applied Digital Access - Canada, Inc. ("ADA-Canada") acquired the assets for $4.2 million in cash and 150,000 shares of the Company's common stock. The cash payment was made from the Company's existing funds.

                  The acquisition of the assets will be treated as a purchase for accounting purposes. Accordingly, the Company will allocate the purchase price to the fair value of the tangible and intangible assets, including goodwill, acquired. The assets acquired include equipment, furniture, and intangible assets valued at approximately $5.5 million.

         b) The SSN operating unit of MPR Teltech, located in Vancouver, British Columbia, Canada, is an operations systems software development group with expertise in development of network management systems for public carriers. SSN developed operations systems software for Prism Systems Ltd., a joint venture of Northern Telecom ("Nortel") and BC TELECOM. Nortel subsequently acquired BC TELECOM's interest in November 1994 and re-positioned it with the Northern Telecom Network Services Management division in December 1995. SSN has become part of ADA-Canada and will develop network performance management operations systems software products for the Company and its customers, including Nortel. The Company intends to use the acquired equipment in the same manner in which it was previously used and intends to maintain a majority of these assets and related operations in Vancouver, British Columbia, Canada for the foreseeable future.

                  The Company expects to take a one-time charge in the third quarter for purchased research and development related to the asset acquisition.

Item 7.           Financial Statements and Exhibits

         a)       Financial Statements of SSN operating unit of MPR Teltech:

                  As of the filing of this report it was impractical to provide the financial statements of SSN. The Company will file the required financial statements under cover of Form 8-K/A on or before September 30, 1996.

         b)       Pro Forma Financial Information:

                  As of the filing of this report it was impractical to provide pro forma financial information. The Company will file the required pro forma financial information under cover of Form 8-K/A on or before September 30, 1996.


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         c)       Exhibits:

                  2.1 Asset Purchase Agreement effective July 16, 1996 between Applied Digital Access, Inc. and MPR Teltech Ltd., with the Exhibits which contain information which may be material to an investment decision and which are not otherwise disclosed in the agreement. Certain exhibits have been omitted pursuant to
                  Item 601. (b)(2) of Regulation S-K of the Securities Exchange Act of 1934, as amended. The Company agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.


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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Applied Digital Access, Inc.

         Date: July 31, 1996                 /s/ Peter P. Savage
               -------------                --------------------
                                            Peter P. Savage
                                            Director, President and
                                            Chief Executive Officer

         Date: July 31, 1996                 /s/ James L. Keefe
               -------------                -------------------
                                            James L. Keefe
                                            Vice President Finance and
                                            Administration and Chief
                                            Financial Officer


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                            LIST OF OMITTED SCHEDULES

The following schedules have been omitted from this agreement:

1.       Schedule A, Purchased Assets
2.       Schedule B, Contracts
3.       Schedule C, Third Party Software Licenses
4.       Schedule D, Allocation of Purchase Price
5.       Schedule E, Employees and Employee Benefits
6.       Schedule F, Purchaser's Offers to Employees